EXHIBIT 23.2

A PARTNERSHIP OF INCORPORATED PROFESSIONALS	AMISANO HANSON
CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-138704) on Form S-8 of Kodiak Oil & Gas Corp. of our report dated April 12, 2005 relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Kodiak Oil & Gas Corp. for the year ended December 31, 2006.

Vancouver, Canada	“AMISANO HANSON”
March 22, 2007	Chartered Accountants

750 West Pender Street, Suite 604	Telephone: 604-689-0188
Vancouver Canada	Facsimile: 604-689-9773
V6C 2T7	E-MAIL: amishan@telus.net